EXHIBIT 10

                      SHARE EXCHANGE AGREEMENT AND RELEASE

EXHIBIT 10

                       SHARE EXCHANGE AGREEMENT & RELEASE
                       ----------------------------------

     This Share Exchange Agreement & Release ("Agreement"), dated as of April 24, 2006, between Theodore Molinari, ("TM") Steve Molinari, ("SM"), and John Raby ("JR"), Chance Vought ("CV").


                              W I T N E S S E T H:


     A. WHEREAS, Captech Financial Group, Inc. ("the Company") is a corporation duly organized under the laws of the State of Florida.

     B. WHEREAS, Buyer wishes to purchase an aggregate of 111,570,000 shares of common stock of the Company, from TM (collectively, the "Purchase Shares"), and TM desires to sell the Purchase Shares to Buyer free and clear of all liens and encumbrances.

     C. WHEREAS, Steve Molinari previously borrowed funds totaling $400,000 from JR and CV invested $500,000 in eAuto Network, Inc..

     D. WHEREAS, SM delivered, as collateral to JR, a certain certificate of eAuto Network, Inc., which is still held by JR, for 9,894,000 common shares.

     NOW, THEREFORE, it is agreed among the parties as follows:

                                   ARTICLE I

                                The Consideration
                                -----------------

     1.1 Subject to the conditions set forth herein, TM shall sell to JR and JR shall purchase an aggregate of 111,570,000 shares of common stock of the Company from TM. The purchase price for the shares to be paid by JR to TM is delivery of 9,894,000 shares of eAuto Network, Inc. (the "Consideration") as full consideration for the Shares.

                                   ARTICLE II

                        Closing and Conveyance of Shares
                        --------------------------------

     2.1 The Purchase Shares shall be conveyed by TM to JR upon receipt of the consideration of the 9,894,000 shares of eAuto Network, Inc. by TM, and satisfaction of a) the conditions precedent in Article VI, and b) procedures in
Article 5.


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         2.2  Closing   hereunder   shall  be   completed  by  delivery  of  the
consideration consisting share certificates on or before ______________, 2006 at 5:00 p.m. PST ("Closing Date") subject to satisfaction of the terms and conditions set forth herein. Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.

                                  ARTICLE III

                 Representations, Warranties and Covenants of TM
                 -----------------------------------------------

         TM to the best of his knowledge, even though he is not an officer or director of Captech hereby, represents, warrants and covenants to JR as follows:

     3.1 Captech Financial Group, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Amendments and Bylaws of Company, which will be delivered to Buyer at closing, are complete and accurate, and the minute books of Company, copies of which have also been delivered to Buyer, contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of Company.

     3.2 The authorized capital stock of Company consists of 200,000,000 shares of common stock. There are 132,457,200 shares of Common Stock of Company issued and outstanding. All such shares of capital stock of Company are validly issued, fully paid, non-assessable and free of preemptive rights. Company has no outstanding options, warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of Company, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Company. All of the outstanding shares of capital stock of Company have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and none of such securities were, at the time of issuance, subject to preemptive rights. None of such issued and outstanding shares is the subject of any voting trust agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

     3.3 This Agreement has been duly authorized, validly executed and delivered on by TM and is a valid and binding agreement and obligation of TM enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and TM has complete and unrestricted power to enter into and to consummate the transactions contemplated by this Agreement.

     3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by TM will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of the Company, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to


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which the Company is a party, or of any material  provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of TM or the Company pursuant to the terms of any agreement or instrument to which TM is a party or by which TM or the Company may be bound or to which any of TM's or the Company's property is subject and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by TM or the Company.

     3.5 There is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of TM threatened against or relating to TM or the Company or affecting any of Company assets, properties, business or capital stock. There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which TM is a party related to Company or by which Company or its assets, properties, business or capital stock are bound.

     3.6 Company has accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of Company for all current taxes and other charges to which Company is subject and which are not currently due and payable. None of the Federal income tax returns of Company have been audited by the Internal Revenue Service or other foreign governmental tax agency. Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against Company for any period, nor of any basis for any such assessment, adjustment or contingency.

         3.7 TM has delivered to JR audited financial statements of Company dated December 31, 2004 and unaudited financial statements for the period ended September 30, 2005. All such statements, herein sometimes called "Company Financial Statements" are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Company for the periods indicated. All financial statements of Company have been prepared in accordance with generally accepted accounting principles.

         3.8 As of the date hereof, to the best of his knowledge and belief, TM represents and warrants that all outstanding indebtedness of Company is as shown on the financial statements.

         3.9 Since the dates of the Company Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of Company. Company does not have any liabilities, commitments or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise).

     3.10 Company is not a party to any contract performable in the future.


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     3.11 The representations and warranties of the TM shall be true and correct as of the date hereof.

     3.12 TM will deliver to JR, all of Company corporate books and records at closing.

     3.13 Company has no employee benefit plan in effect at this time.

     3.14 No representation or warranty by TM in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.15 JR has received copies of Form 10KSB as filed with the Securities and Exchange Commission ("SEC") which included audits for the year ended December 31, 2004 and each of its other reports to shareholders filed with the SEC through the period. Company is a registered company under the Securities Exchange Act of 1934, and is current in its filings.

     3.16 TM has conducted no business whatsoever since December 31, 2004, has incurred no liabilities except as shown on the financial statements.

     3.17 TM warrants that the shares of the Company are and will be delivered free and clear of any and all liens, encumbrances, pledges, or charges.

                                   ARTICLE IV

                              Procedure for Closing
                              ---------------------

     4.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by the common stock certificates of the Company for the Purchase Shares being delivered, duly executed, for 111,570,000 shares of common stock to JR, and the delivery of the Consideration for share purchase to TM by JR as required hereinabove in the form of the 9,894,000 common shares of eAuto Network, together with delivery of all other items, agreements, warranties, and representations set forth in this Agreement.

                                    ARTICLE V

                           Conditions Precedent to the
                           ---------------------------
                          Consummation of the Purchase
                          ----------------------------

     The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

     5.1 TM shall have performed and complied with all of its respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

     5.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public


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authority to restrain,  enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

     5.3 The representations and warranties made by TM in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions agreed to or approved in writing by JR.


                                   ARTICLE VI

                           Termination and Abandonment
                           ---------------------------

     6.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

     (a)  By mutual consent of parties;

     (b) By either party, if any condition set forth in Article V relating to the other party has not been met or has not been waived;

     (c) By Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby;

     (d) By JR, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

     (e) By TM, if the Closing does not occur, through no failure to act by TM, on closing date, or if Buyer fails to deliver the consideration required herein.

     6.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.


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                                   ARTICLE VII

                           Continuing Representations,
                           ---------------------------
                     Warranties and Covenants and Indemnity
                     --------------------------------------

     7.1 The respective representations, warranties, and covenants of the parties hereto and the covenants and agreements of the parties herein shall survive after the closing under this Agreement in accordance with the terms thereof.

     7.2 The waiver of any condition to a party's obligation to consummate the transactions contemplated hereunder, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or payment of Damages, or other remedy based on such representation, warranty, covenant or obligation.

     7.3 TM shall indemnify and hold harmless the JR and the company's future officers, directors and affiliates (the "Indemnified Party") for, and will pay to the JR Indemnified Party, the amount of, any loss, liability, claim, damage (including, without limitation, incidental and consequential damages), cost, expense (including, without limitation, interest, penalties, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professional experts) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly arising from, attributable to or in connection with any breach by any of the Seller of any covenant, agreement or obligation of Seller contained in this agreement or in connection with any liability or debt of Company not set forth in the Financial Statements or paid in full by Seller, except that any liability of Seller under such indemnity shall be limited to a maximum amount equal to the purchase price hereunder, or the amount of the debt whichever is greater.

     7.4 Promptly after receipt by an indemnified party of written notice (the "Notice of Claim") of the commencement of any action, suit or proceeding against it, or written threat thereof, such indemnified party will, if a claim is to be made against an indemnifying party under either of said sections, as applicable, give notice to the indemnifying party of the commencement of such action, suit or proceeding. The indemnified party shall furnish to the indemnifying party in reasonable detail such information as the indemnified party may have with respect to such indemnification claims (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in this section, no failure or delay by the indemnified party in the performance of the foregoing shall reduce or otherwise affect the obligation of the indemnifying party to indemnify and hold the indemnified party harmless except to the extent that such failure or delay shall have materially and adversely affected the indemnifying party's ability to defend against, settle or satisfy any action, suit or proceeding with respect to the claim for which the indemnified party is entitled to indemnification hereunder.



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     7.5 If the claim or demand  set forth in the  Notice of Claim  given by the indemnified party is a claim or demand asserted by a third party, the indemnifying party shall have 30 days after the Date of Notice of Claim to notify the indemnified party in writing of its election to defend such third party claim or demand on behalf of the indemnified party (the "Notice Period"); provided, however, that the indemnified party is authorized to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests during the Notice Period. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall make available to the indemnifying party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate (at the sole cost and expense of the indemnifying party) with, and assist (at the sole cost and expense of the indemnifying party) the indemnifying party in the defense of, such third party claim or demand, and so long as the indemnifying party is diligently defending such third party claim in good faith, the indemnified party shall not pay, settle or compromise such third party claim or demand. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall have the right to control the defense of such third party claim or demand, at the indemnified party's own expense. If the indemnifying party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the indemnified party shall have the right, in addition to any other right or remedy it may have hereunder at the indemnifying party's expense, to defend such third party claim or demand.

     7.6 The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to section 7.3 of this Agreement.

     7.7 A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     7.8 Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents executed and delivered in connection herewith, and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Florida or of the United States of America for the District of Florida, and, by execution and delivery of this Agreement, the parties each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate courts thereof. The parties irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding in accordance with the notice provisions set forth in Section 8.5. The parties each hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents execute and delivered in connection herewith brought in the courts referred to above and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.



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                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

     8.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein, except that a companion document, the Reorganization Agreement, has been executed concurrently which contains numerous warranties and representations.

     8.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     8.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     8.4 This Agreement may not be amended except by written consent of both parties.

     8.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To TM:



To JR:


or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     8.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the TM and JR. However, Captech Financial Group may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

     8.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the state of Florida applicable to all agreements made hereunder. Venue and jurisdiction for any legal actions hereunder shall be CircuitCourt in and for Doak County, Florida.


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     8.8 It is part of the  consideration  for and  condition of this  agreement that John Raby and Chance Vought shall, at closing, deliver a Release and Waiver of all Claims against Steve Molinari and eAuto Networks, Inc. whatsoever. No release of any of the Warranties and Representations under this Agreement shall be implied thereby.

     8.9 In the event of a breach or default of this Agreement or any of the continuing covenants hereunder which results in a party or any effected shareholder who is a beneficiary of a surviving or continuing covenant, commencing legal action, the prevailing party in such legal action shall be entitled to an award of all legal fees and costs of the action, against the non-prevailing party.

     8.10 JR shall designate three new directors at closing the existing directors shall tender their Resignation effective ten days after mailing of Notice on Form14F-1 to shareholders of the Company and Releases of all Claims against the Company.

     8.11 JR and CV agree that in consideration for settlement and release by CV of all claims related to CV's equity investment in eAuto Networks, Inc., JR has agreed to grant CV certain consideration by a separate written agreement, and such consideration is adequate and sufficient to induce CV to issue a release to eAuto Networks, Inc. of all claims whatsoever.

     8.12 M.A. Littman, as escrow agent, is holding 9,894,000 shares of eAuto Networks, Inc., and upon his receipt of signed copies of this contract by all parties, the 111,570,000 shares of Captech Financial Group, Inc., duly executed and signature guaranteed, and the Releases under 8.8 above, escrow agent is authorized to deliver the documents and certificates set forth herein, to the proper recipients pursuant to the Agreement.

     8.13 SM understands and agrees that JR makes no representations whatsoever to SM about eAuto Network, Inc. or its stock, debt, or financial picture, as he has not acted in any capacity as a control party, officer, or director thereof, and SM waives hereby any claim or cause of action against JR relating to eAuto Network, Inc. whatsoever.




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     IN WITNESS WHEREOF,  the parties have executed this Agreement this 24th day of April, 2006.




/s/ Theodore Molinari                       /s/ John Raby
------------------------------              ------------------------------
THEODORE MOLINARI                           JOHN RABY

By their endorsements hereon, the undersigned hereby consent and agree to the performances required hereby of them.


STEVE MOLINARI                              CHANCE VOUGHT

/s/ Steve Molinari                          /s/ Chance Vought
------------------------------              ------------------------------












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